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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Avalon Properties, Inc. on Form S-3 (File No.333-42519) of our report dated January 13, 1998, except for Note 14 as to which the date is March 25, 1998, on our audits of the consolidated financial statements and financial statement schedule of Avalon Properties, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.





                                                      Coopers & Lybrand L.L.P.


New York, New York
March 30, 1998